Schedule 14A Information

                                                     Proxy Statement Pursuant to
                                                Section 14 (a) of the Securities
                                                         Exchange Act of 1934

                  Filed by the Registrant [X]

                  Filed by a Party other than
                           the Registrant [  ]

                  Check the appropriate box:

                  [  ]      Preliminary Proxy Statement
                  [  ]     Confidential, for Use of the Commission Only (as
                           permitted by Rule 14a-6(e)(2))
                  [X]     Definitive Proxy Statement
                  [  ]     Definitive Additional Materials
                  [  ]     Soliciting Material Pursuant to Section 240.14a-
                           11(c) or
                           Section 240.14a-12

                                                           Innovo Group Inc.
                                                         ____________________
                                (Name of Registrant as Specified In Its Charter)

                                                                  N/A
                                                         ____________________
                                      (Name of Person(s) Filing Proxy Statement)

                  Payment of Filing Fee (Check the appropriate box):

                  [  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-
                           6(i)(1), 14a-6(j)(2) or item 22(a)(2) of Schedule
                           14A.
                  [  ]     $500 per each party to the controversy pursuant to
                           Exchange Act Rule 14a-6(i)(3).
                  [  ]     Fee computed on table below per Exchange Act Rules
                           14a-6(i)(4) and 0-11.
                           1.       Title of each class of securities to which
                                    transaction applies:

                                                                  N/A
                                                         ____________________

                           2. Aggregate number of securities to which transaction applies:

                                                                  N/A
                                                         ____________________
                           3.       Per unit price or other underlying value of
                                   transaction computed pursuant to Exchange Act
                                    Rule 0-11 (Set forth the amount on which the
                                   filing fee is calculated and state how it was
                                    determined:

                                                                  N/A
                                                         ____________________

                           4.       Proposed maximum aggregate value of
                                    transaction:

                                                                  N/A
                                                         ____________________

                           5.       Total fee paid:

                                                                  N/A
                                                         ____________________

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1.       Amount Previously Paid:

                                                                  N/A
                                                         ____________________

                          2.       Form, Schedule or Registration Statement No.:

                                                                  N/A
                                                         ____________________

                           3.       Filing Party:

                                                                  N/A
                                                         ____________________

                           4.       Date Filed:

                                                         ____________________

                                                           Introductory Note


         Innovo Group Inc. ("the Company") meets the definition of a "small business issuer" of Rule 12b-2 under the Securities Exchange Act of 1934. Accordingly, notwithstanding the Company's use of Form 10-K and Form 10-Q (in lieu of Form 10-KSB and Form 10-QSB), the Company's proxy statement has been prepared in accordance with the disclosure items in Regulation S-B, pursuant to introductory Note F of Schedule 14A.

                                                           INNOVO GROUP INC.
                                                         27 North Main Street
                                                   Springfield, Tennessee  37172


                                                                  March 5, 1997


Dear Stockholders:

         You are cordially invited to attend the 1997 annual stockholders' meeting for Innovo Group Inc., which will be held at 9:00 a.m. Central Time, on Friday, April 4, 1997 at the Company's offices at 27 North Main Street, Springfield, Tennessee, 37172. At the annual meeting you will have a report on the Company's activities for the last year, and you will be asked to vote on the matters listed in the accompanying notice and proxy statement.

         Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Therefore, you are urged to complete the enclosed proxy and return it in time that your shares may be voted at the annual meeting on April 4, 1997. Completing and returning the enclosed proxy will not affect your right to vote your shares in person should you later decide to attend the annual meeting.

                                                     For the Board of Directors,



                                                     Schren L. Head
                                                     Secretary

                                                           INNOVO GROUP INC.

                                                     Notice of Annual Meeting of
                                                        Stockholders to be held
                                                           on April 4, 1997

         Notice is hereby given that the annual meeting of the stockholders of Innovo Group Inc. will be held at 9:00 a.m. central time, on Friday, April 4, 1997 at 27 North Main Street, Springfield, Tennessee 37172, for the following purposes:

                  (1).     To elect six members of the board of directors.

                  (2). To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the authorized common stock of the Company from
                        30,000,000 shares, par value $.01, to 70,000,000 shares,
                           par value $.01.

         Stockholders are being asked to vote on and approve only the authorization of the additional shares of common stock. Except as discussed in the accompanying proxy statement, there are presently no plans or commitments for any transactions that would involve the issuance of any material number of shares of common stock; the accompanying proxy statement discusses certain outstanding common stock warrants, options, and conversion rights as for which shares would be reserved. However, Proposal 2 would, if approved, allow the board of directors to issue the additional shares of common stock without further stockholder approval.

                  (3). To ratify the adoption of the Innovo Group Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan").

                  (4). To consider and act upon a proposal to amend the Company's Certificate of Incorporation to create a class of preferred stock ("the preferred stock") and authorize the Company to issue up to 10,000,000 shares of the preferred stock, in one or more series, from time to time.

                  (5). To transact such other business as may properly come before the meeting.

         Proposals 3 and 4 would, if approved, allow the board of directors to, respectively, issue stock options and awards under the 1997 Stock Option Plan, and issue shares of preferred stock, without further stockholder approval.

         The board of directors has set February 15, 1997 as the record date for the annual meeting. Stockholders of record at the close of business on that date will be entitled to vote at the meeting.

                                            By order of the Board of Directors,


                                            Schren L. Head
                                            Secretary

                                                               CONTENTS


Solicitation of Proxies                                                        1

Voting Securities and Beneficial Ownership                                     2

Election of Directors                                                          4

Compensation of Executive Officers                                             7

Proposal to Amend Certificate of Incorporation
         to Increase Number of Common Shares Authorized                       11

Proposal to Ratify the Adoption of the 1997
         1997 Stock Option Plan                                               15

Proposal to Amend Certificate of Incorporation to Create
         a Class of Preferred Stock                                          18

Relationships with Independent Public Accountants                             20

Stockholder Proposals                                                         20

Other Business                                                                20

Appendix A:  Form of Amended and Restated
         Certificate of Incorporation                                        A-1

Appendix B:  Innovo Group Inc. 1997 Stock
         Option Plan                                                         B-1

                                                           INNOVO GROUP INC.

                                                      Proxy Statement for Annual
                                                        Meeting of Stockholders
                                                       to be held April 4, 1997



                                                        Solicitation of Proxies

         This Proxy Statement is furnished to stockholders of Innovo Group Inc. ("Innovo" or "the Company") in connection with the solicitation by the board of directors of proxies to be used at the annual meeting of the stockholders to be held at 9:00 a.m. central time, on Friday, April 4, 1997 at 27 North
Main Street, Springfield, Tennessee  37172 ("the Annual Meeting").

         Execution and return of the proxy in the form enclosed will not in any way affect a stockholder's right to attend the meeting and vote in person.
A stockholder giving a proxy may revoke it at any time before it is exercised by giving notice to the Chairman of the Board of the Company in writing or in open meeting or by submitting to the Chairman of the Board a duly executed proxy bearing a later date. Proxies executed and returned in the form enclosed, unless previously revoked, will be voted at the Annual Meeting as set forth herein and in the proxies.

         The cost of the solicitation of proxies, including the cost of reimbursing expenses of brokers and other custodians, nominees or fiduciaries for forwarding proxy statements and proxies to their principals and obtaining their proxies, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by a few regular employees of the Company without additional compensation.

        Officers and directors of the Company, or other affiliates, that own, or have the authority to vote, an aggregate of 10.2% of the shares of common stock eligible to vote have indicated that they intend to vote for each of the nominees for the board of directors, for the approval of the proposal to increase the number of authorized shares of common stock for the ratification of the adoption of the 1997 Stock Option Plan, and for the approval of the proposal to create a class of preferred stock.

         This Proxy Statement is being mailed to stockholders of record as of February 15, 1997, on or about March 5, 1997, together with a copy of the Company's Annual Report on Form 10-K for the year ended November 30, 1996. Copies of such Form 10-K will also be available for stockholders attending the Annual Meeting.

                  Voting Securities and Beneficial Ownership

         The board of directors has set February 15, 1997 as the record date for the annual meeting. As of that date, the Company had outstanding 28,763,990 shares of common stock, par value $.01 per share. Stockholders are entitled to one vote for each full share of common stock registered in their names at the close of business on February 15, 1997. There are no cumulative voting rights. Votes cast at the meeting and submitted by proxy are counted by the inspector of the meeting, who is appointed by the Company.

         The following table sets forth information with respect to the beneficial ownership of the Company's common stock on February 15, 1997 by
(i) each of the Company's executive officers and directors, (ii) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of the common stock, and (iii) all directors, nominees for director and executive officers of the Company as a group.

                                                               Shares Beneficially Owned (1)
                                                               _____________________________
                  Name                                         Number (1)                                         Percent
__________________________________________________________________________________________
Patricia Anderson-Lasko                                        363,440 (2)                                        1.3%
27 North Main Street
Springfield, TN 37172

Scott Parliament                                               -                                                  -
27 North Main Street
Springfield, TN  37172

Alexander K. Miller                                            -                                                  -
27 North Main Street
Springfield, TN  37172

Terrance Bond                                                  1,000 (3)                                          *
27 North Main Street
Springfield, TN  37172

Felix Lee                                                      1,050 (4)                                          *
27 North Main Street
Springfield, TN  37172

Reino C. Lanto, Jr.                                            61,286 (5)                                         *
235 North Garrard St.
Rantoul, IL  61866

Marvin M. Williamson                                           2,000                                              *
53 Fitch Lane
New Canaan, CT  06840

Eleanor and Philip Schwartz                                    1,665,745 (6)                                      5.8%
23362 Water Circle
Boca Raton, FL  33486

All Executive Officers                                         2,928,521 (2) (3) (4) (5)                          10.2%
and Directors as a Group                                                   (6) (7)
(6 persons)

_________________
* Less than 1%.

(1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof pursuant to the exercise of options or warrants for the purchase of shares of common stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Shares outstanding and eligible to vote exclude (i) 213,625 shares held by trusts established under the Plan of Reorganization of Spirco, Inc. (see Note 4 of Notes to Consolidated Financial Statements) and (ii) 200,000 shares held as an appeal bond for the Company's appeal of the Tedesco litigation (see Note 9 of Notes to Consolidated Financial Statements). Under the terms of the trusts and the bond, such shares are not eligible to vote.

(2) Includes 79,432 shares owned by DWL International, a corporation in which Ms. Anderson-Lasko's spouse, Donald W. Lasko, holds a controlling interest.

(3)         Consists of 1,000 shares subject to options exercisable by Mr. Bond.

(4) Includes 50 shares currently held by Mr. Lee and 1,000 shares subject to options exercisable by Mr. Lee.

(5)         Consists of 32,735 shares owned by Jeanene Lanto, the wife of Mr.
Lanto, and 28,551 shares owned by a trust for the benefit of Jeanene Lanto of which Mr. Lanto is the trustee, as to all of which Mr. Lanto disclaims any beneficial ownership.

(6) Pursuant to a voting agreement between Lee Schwartz, Eleanor Schwartz and Philip Schwartz, Lee Schwartz and Philip Schwartz have granted to Eleanor Schwartz the power to vote any shares owned by the for so long as Eleanor Schwartz is a member of the Company's board of directors, including 553,000 shares, owned by Lee Schwartz, that Eleanor Schwartz has the power to vote pursuant to such voting agreement.

(7) Includes 834,000 shares held by Matthew Mulhern. Pursuant to an agreement between the Company and Mr. Mulhern, Mr. Mulhern has agreed to vote in accordance with the recommendations of the Company's board of directors.

                                                         Election of Directors

Nominations

            The Bylaws of the Company provide for the election of not less than three members of the board of directors. Each of the Company's directors serves until the next annual meeting of the stockholders or until his successor has been elected and qualified.

          Set forth below is information concerning the six individuals who have been nominated for election to the board of directors.

           Unless otherwise directed by a stockholder's proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named below. In the event any of such nominees shall become unavailable, which is not anticipated, the board of directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

           A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the six individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting. The board of directors recommends a vote FOR the election of all the persons nominated by the board.

Nominees for Directors

Name                                                                 Age                                               Director
                                                                                                                       Since
_____                                                                ___                                               _____
Patricia Anderson-Lasko                                              37                                                1990

Alexander K. Miller                                                  51                                                1991

Reino C. Lanto, Jr.                                                  54                                                1990

Eleanor V. Schwartz                                                  64                                                1996

Marvin M. Williamson                                                 58                                                1990

Scott Parliament                                                     39                                                  -

           Patricia Anderson-Lasko has been Chairman, President, Chief Executive Officer and a director of the Company since August 1990, and President of Innovo, Inc. since her founding of that company in 1987.

           Alexander K. Miller has been a director of the Company since December 1991. From June 1993 to December 1994, Mr. Miller also served as the Vice President of Administration of the Company, and in May, 1996 Mr. Miller rejoined the Company as Manager of Investor Relations. Prior to June, 1993, and between January, 1995 and May, 1995, Mr. Miller served the Company on a consulting basis, during which periods Mr. Miller was self-employed as a management and marketing consultant. From 1986 to 1993, he was a member of the faculty of California State Polytechnic University in San Luis Obispo, California, where he taught business administration.

            Reino C. Lanto, Jr. has been Secretary and a director of the Company since August 1990. He is an attorney licensed to practice in Illinois and has been a partner in the law firm of Wilson & Lanto since November 1982.

            Eleanor V. Schwartz became a director of the Company in April, 1996, upon the completion of the Company's acquisition of Thimble Square, Inc. ("Thimble Square"). Mrs. Schwartz, together with her husband Philip
Schwartz, founded Thimble Square in 1985, and since that time has been a director of Thimble Square and its principal designer. Mrs. Schwartz has over 35 years of experience in buying, design and marketing of ladies apparel.

            Marvin M. Williamson has been a director of the Company since August 1990. From April 1982 to June 1987, he was a Vice President and Mortgage
Sales Manager for First Boston Corp. in New York City. From June 1987 through August 1990 he was Vice President of Mortgage Sales for Greenwich Capital, Greenwich, Connecticut. From August 1990 to April 1991 Mr.
Williamson was a Senior Vice President with Alliance Funding Co. in Montvale, New Jersey. In April 1991 he left Alliance Funding Co. to establish his own business, Marvin Williamson Associates, a mortgage investment brokerage and consulting firm in New Canaan, Connecticut. Mr. Williamson is currently a registered representative of First Sentinel Securities Ltd., a member firm of the National Association of Securities Dealers, Inc.

          Scott Parliament, a nominee for director, joined the Company as Senior Vice-President and chief operating officer in October, 1996. From November, 1993 until October, 1996, Mr. Parliament was a principal of Parlon Ventures, Ltd., a privately held consulting and investment firm. From March, 1990 until he joined Parlon Ventures, Ltd. Mr. Parliament held various positions with National Steel Service Center, Inc.

         Felix Lee, the Vice President of Manufacturing of Innovo, Inc., has not been nominated to stand for reelection as a director.

Compensation of Directors

        Directors who are not employees of the Company receive no compensation. All directors receive reimbursement of expenses, if any, incurred in attending board of director and committee meetings.

Meetings and Committees

            During fiscal 1996, the board of directors held 13 meetings. The committees of the board of directors have meetings as needed. Each director attended at least 75% of the total number of meetings of the board of directors and meetings of committees on which they serve.

          The Audit Committee, comprised of Ms. Anderson-Lasko and Messrs. Lanto and Williamson, met on one occasion in fiscal 1996. Its primary duties and responsibilities include: (1) annually recommending to the board of directors the independent public accounting firm to be appointed auditors of the Company and its subsidiaries; and (2) a review of the scope of and fees for the audit and a review of all reports received from the independent public accountants.

          The Executive Compensation Committee met one time during fiscal 1996. It is comprised of Messrs. Miller, Lanto and Williamson. Its primary duty is to make recommendations to the board of directors concerning its salaries, benefits and other terms of employment of the Company's Executive officers and other key employees.

                                              Compensation of Executive Officers

Executive Officers

           The following sets forth contains information concerning the identity and background of the executive officers of the Company:

Name                                                                 Age               Position
____                                                                 ___               ________
Patricia Anderson-Lasko                                              37                Chairman of the Board,
                                                                                       President and Chief
                                                                                       Executive Officer

Scott Parliament                                                     39                Senior Vice President;
                                                                                       Chief Operating Officer

Felix Lee                                                            47                Vice President of
                                                                                       Manufacturing of Innovo,
                                                                                       Inc.

Terrance Bond                                                        39                Controller

         Felix Lee has been a director of the Company since August 1990 and Vice President of Manufacturing of Innovo, Inc. since June 1989. From July 1981 through May 1989, Mr. Lee was plant manager at Industria Nacional De
Artefactes, S.A., a luggage manufacturer in Panama City, Republic of Panama, where his responsibilities included production and manufacturing.

            Terrance Bond joined the Company as Controller in April 1993. From November 1988 until he joined Innovo Group, Mr. Bond was Director of
Corporate Accounting at United Merchants and Manufacturers, Inc.

         Executive officers of the Company are elected annually and serve at the discretion of the board of directors.

Executive Compensation

            The following table sets forth the summary information concerning compensation paid or accrued by or on behalf of the Company's chief executive officer, and of the one other executive officer who is compensated at an annual rate of $100,000 or higher.

                                                      Summary Compensation Table


                                                                                     Long Term Compensation
                                                                                     ______________________
                                            Annual Compensation                          Awards                 Payouts
                                            ___________________                          ______                 _______
                                                                     Other
                                                                     Annual     Restricted                      LTIP     All Other
                                                                     Compen-    Stock                                    Compen-
Name and Principal                                                   sation     Award(s)         Options/       Payouts  sation
Position                   Year     Salary($)        Bonus($)        ($)        ($) (1)          (#)            ($)      ($)
________                   ____     _________        ________        _______    _______          ________       _______  ________
Patricia Anderson-         1996     $171,354(2)          -           $1,346(3)     0                 0             0            -
Lasko                      1995     175,000(2)           -           1,346(3)      0                 0             0            -
President, Chief           1994     175,000(2)           -           2,791(3)      0                 0             0            -
Executive Officer,
and Chairman of the
Board

Scott Parliament           1996     16,900(4)            -               -         0                 0             0            -
Senior Vice-President
and Chief Operating
Officer

(1) No named executive officer received or held restricted stock awards during or at the end of fiscal 1996, 1995 or 1994, or received, exercised or held stock options during or at the end of fiscal 1996, 1995 or 1994.

(2) At the request of the Company Ms. Anderson-Lasko deferred the payment of $51,000 of her fiscal 1995 salary until fiscal 1996.

(3) During fiscal 1996, 1995 and 1994 Ms. Anderson-Lasko received life insurance benefits in the aggregate amount of $1,346, $1,346 and $2,019, respectively. During fiscal 1994 Ms. Anderson-Lasko received health insurance benefits in the aggregate amount of $772.

(4) Represents salary paid to Mr. Parliament from October, 1996, the commencement of his employment, through November 30, 1996. Mr. Parliament is compensated at the rate of $120,000 annually.

Employment Agreements

            In September, 1993 the Company entered into a revised employment agreement with Patricia Anderson-Lasko. The agreement expires in October 1997, but provides that its terms may be extended for additional one-year periods, starting in October 1995, at the election of the parties. The employment agreement provides that Ms. Anderson-Lasko shall be employed as the Chief Executive Officer of the Company at an annual base salary of $175,000 and shall be eligible for such increases in salary, other bonuses and payments as the board of directors shall direct. In January, 1997, Ms. Anderson-Lasko's employment contract was amended to eliminate provisions entiling her to a $100,000 mortgage loan from the Company. Ms. Anderson-Lasko had not taken the loan.

            The employment agreement of Ms. Anderson-Lasko contains provisions requiring certain severance payments in the event (i) the Company terminates Ms. Anderson-Lasko's employment other than for cause, death or disability or
(ii) Ms. Anderson-Lasko terminates the contract after a change in control, or as the result of a breach of the agreement by the Company, including a change in Ms. Anderson-Lasko's responsibilities or authorities not provided for in the contract. In such event, Ms. Anderson-Lasko is entitled to a severance payment equal to the greater of three times the annual salary in effect at the date of termination or such annual salary multiplied by the number of years remaining in the term (including extensions thereof) of the contract. For purposes of the contracts, a change in control is defined to occur if any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding the Company, its existing officers and directors and any other individual, entity or group whose acquisition of control is approved in advance by the board) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities issued by the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities, or if during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of the period.

Stock Option Plan

         The Company has a stock option plan (the "1991 Plan") pursuant to which an aggregate of 100,000 shares of common stock had been reserved for issuance to officers, directors, consultants and employees of the Company and its subsidiaries upon exercise of non-qualified options and exercise of "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) issuable under the 1991 Plan. The primary purpose of the 1991 Plan is to attract and retain capable executives, consultants and employees by offering them stock ownership in the Company.
The 1991 Plan was originally adopted by the board of directors on December
11, 1991, and amended and ratified by the board of directors on April 10, 1992. The 1991 Plan was approved by the Company's stockholders at the annual meeting of stockholders on May 28, 1992.

            The 1991 Plan is administered by the Stock Option Committee (the "Committee") appointed by the Company's board of directors. The current members of the Committee are Messrs. Miller and Williamson. No member of the Committee is eligible to participate in a grant of options pursuant to the 1991 Plan.

         The Committee determines, among other things, the persons to be granted options, the number of shares subject to each option and the option price.
The exercise price of any incentive stock option granted under the 1991 Plan to an eligible employee must be equal to the fair market value of the shares on the date of grant and, with respect to persons owning more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the shares underlying such option on the date of grant.
The exercise price for non-qualified options must be at least 50% of the fair market value of the shares on the date of issue. The Committee determines the terms of each option and the manner in which it may be exercised. No option may be exercisable more than ten years after the date of grant, except for those held by optionee who owns more than 10% of the Company's common stock, which may not be exercisable more than five years after the date of grant. Options are not transferable except upon the death of the optionee.

            The board of directors may amend the 1991 Plan from time to time; however, without stockholder approval, the Plan may not be amended to: (i) increase the aggregate number of shares subject to the Plan; (ii) materially increase the benefits accruing to participants under the Plan; (iii) change the class of individuals eligible to receive options under the Plan; or (iv) extend the term of the Plan.

         As of February 15, 1997, the Company had outstanding options to acquire a total of 3,000 shares of the Company's common stock to officers and other employees of the Company under the 1991 Plan.

Stock Bonus Plan

          The board of directors has authorized and may in the future authorize the issuance of restricted stock to certain employees of the Company.

Certain Relationships and Related Transactions

          In December, 1995, the Company obtained a $300,000 12% short term loan collateralized by the common stock of NP International from DWL
International. Donald W. Lasko, the husband of Patricia Anderson-Lasko, is an officer and stockholder of DWL International. $200,000 of the loan was repaid in fiscal 1996, together with interest of $22,000.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during fiscal 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

            Form 5 is not required to be filed if there are not previously unreported transactions or holdings to report. Nevertheless, the Company is required to disclose the name of directors, executives officers and 10% shareholders who did not file a Form 5, unless the Company has obtained a written statement that no filing is due. The Company has been advised by those required to file Form 5 that no filings were due.

                                 Proposal To Amend Certificate of Incorporation
                                  To Increase Number of Common Shares Authorized

            On February 12, 1997, the board of directors approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from 30 million to 70 million. The form of the Amended and Restated Certificate of Incorporation appears in Appendix A to this Proxy Statement.

            The principal reason for the proposal is to give the Company the ability to use the issuance of shares of its common stock to raise capital, retire debt, acquire assets, or utilize incentive stock compensation awards when such methods of financing or compensation are determined by the board of directors to be appropriate. However, except for certain shares, as discussed below, that would be reserved for outstanding common stock warrants, options, or conversion privileges there are presently no plans or commitments for any transactions that would involve the issuance of any material number of shares of common stock. There can be no assurance that the outstanding common stock warrants, options, or conversion privileges will, or will not, be exercised and that the related shares will, or will not, be issued in the future.

             As of February 15, 1997, the 28,763,990 shares of common stock outstanding, plus those reserved for outstanding warrants and options and those held as an appeal bond for the Company's appeal of the Tedesco litigation, utilizes virtually all of the Company's authorization of 30 million shares.

             Therefore, without the approval of this proposal, the Company would currently not have sufficient authorized but unissued shares to utilize its common stock for any of these financing or compensation purposes. Absent that ability, the Company might be forced to issue debt, forego business opportunities, or operate without adequate capital, and would have to incur additional debt or utilize other sources of cash to repay certain existing debt, aggregating $475,000, which, with an increase in the number of authorized shares of common stock, can be repaid through conversion or common stock issuance.

           If and when any of the newly authorized shares are issued, in general they would be issued to raise capital to fund operations or pursue the expansion of the Company's business, provide incentive compensation to retain and attract key employees at cash compensation levels that are lower than would otherwise be possible, or retire indebtedness incurred for these purposes. Except as described in the next seven paragraphs, there are currently no plans or commitments for any transaction that would involve the issuance of any material number of shares of common stock.

           In a separate proposal for the Annual Meeting, stockholders are being asked to ratify the adoption of the 1997 Stock Option Plan. As described more fully in that proposal, a principal reason for the adoption of the 1997 Stock Option Plan is to provide the Company with the ability to use stock compensation awards to supplement cash compensation, and thereby incentivize key employees while allowing the Company to retain and attract such employees at lower cash compensation levels than would otherwise be possible. In particular, awards under the 1997 Stock Option Plan, if its adoption is ratified, would allow the Company to maintain certain reductions in the cash compensation levels of senior and middle management instituted in fiscal 1996 (see "Proposal for Approval of Innovo Group Inc. 1997 Stock Option Plan").

           However, options or other awards under the 1997 Stock Option Plan, if it is approved, would only be made to the extent the Company has available authorized, but unissued or otherwise unreserved, shares of common stock. As discussed above, currently the Company has virtually no authorized but unissued or otherwise unreserved shares. Accordingly, it is likely that if stockholders approve this proposal to increase the number of authorized common shares, any awards under the 1997 Stock Option Plan, if it is approved, will be made utilizing shares reserved or issued from the newly authorized shares. However, the proposals are separate, and stockholders may vote to approve the increase in the number of authorized common shares while voting not to approve the adoption of the 1997 Stock Option Plan, or vice versa. If the stockholders approve the adoption of the 1997 Stock Option
Plan, but not the increase in the number of authorized common shares, then the board of directors may, if it chooses, award options or other awards to the extent shares become available from the Company's current authorization of 30 million common shares as the result of repurchases of common stock or the expiration of outstanding warrants or options.

         During the third quarter of fiscal 1996 the Company undertook a private placement of shares of its common stock together with Class H common stock purchase warrants (the "Class H Warrants"). A total of 775,758 Class H warrants were issued, which are exercisable at a price of $.52 per shares through August, 2001. Additionally, in connection with this private placement, and the private placement of the 8% Convertible Debentures, the Company issued to the placement agent 1,220,588 Class I common stock purchase warrants (the "Class I Warrants"), which are exercisable at a price of $.17 through August, 2001. In January, 1997, the Company issued 500,000 Class J common stock purchase warrants (the "Class J Warrants") in connection with the issuance of the 10% Unsecured Convertible Promissory Notes discussed below. The Class J Warrants are exercisable through January 6, 1998 at a price of $.34375 per share, except that the exercise price shall be the lesser of $.125 per share or the then market price if the Class J Warrants are exercised concurrently with the conversion of the Series I 10% Unsecured Convertible Promissory Notes. The terms of the Class H, Class I and Class J warrants provide that until such time as the Company's authorized common shares is increased to 40 million (i) the Class H, Class I and Class J warrants shall only be exercisable to the extent of authorized, but unissued or otherwise unreserved shares, and (ii) the Company shall not be obligated to reserve shares of common stock for issuance upon any exercise of the Class
H, Class I or Class J warrants. Therefore, the Class H, Class I and Class J warrants are currently not exercisable; however, if the proposal to increase the number of authorized common shares is approved, the Company will reserve 2,496,346 shares for issuance upon the exercise, if any, of the Class H, Class I and Class J warrants. The Company would receive cash proceeds of $403,000 if all of the Class H warrants are exercised, and cash proceeds of $207,500 if all of the Class I warrants are exercised. The holders of the Class H, Class
I and Class J warrants have not, as of the date hereof, delivered to the Company any notice of exercise.

            As of February 15, 1997, the Company has outstanding (i) $205,000 of 8% Convertible Subordinated Debentures which are convertible into an aggregate of 1,802,198 shares of common stock, (ii) $175,000 of Series I 10% Unsecured Convertible Promissory Notes, which will become convertible into an aggregate of 1.5 million shares of common stock commencing May 1, 1997, and
(iii) $95,000 of Series II 10% Unsecured Convertible Promissory Notes, which will become convertible into 600,000 shares of common stock commencing April
6, 1997. The terms of the remaining 8% Convertible Subordinated Debentures, and those of the Series I and Series II 10% Unsecured Convertible Promissory Notes, provide, however, that such securities do not become convertible until and unless the number of common shares the Company is authorized to issue is increased to 40 million, 40 million and 50 million, respectively. Therefore, if the proposal to increase the number of authorized common shares is approved, such securities will become convertible as described above, and the Company will reserve 3,902,198 shares for issuance upon such conversions, if any. The holders of these securities have not, as of the date hereof, delivered to the Company notices of conversion.

            On February 12, 1997, the board of directors approved the award to Patricia Anderson-Lasko of a stock purchase right (the "Purchase Right") entitling Ms. Anderson-Lasko to purchase up to 4 million shares of the Company's common stock during the period April 30, 1997 to April 30, 2002 at a per share price equal to the greater of $.28125 per share or the average closing price for the five days ending April 4, 1997 ("the Exercise Price"). Under the Purchase Right Ms. Anderson-Lasko may pay for any shares purchased by the delivery of (i) cash, or (ii) a non-recourse promissory note, bearing no interest, due April 30, 2002. The note, if delivered, would be collateralized by the shares purchased therewith, which shares would be forfeited to the extent the note is not paid on or before maturity, and would be payable (including prepayable), in whole or in part, by the delivery to the Company of (i) cash payment, or (ii) other shares of the Company's common stock that Ms. Anderson-Lasko has owned for a period of at least six months, which shares would be credited against the note on the basis of the closing bid price for the Company's common stock on the date of delivery. The Purchase Right is fully vested, and is exercisable, until April 30, 2002, so long as Ms. Anderson-Lasko remains employed by the Company. The termination of Ms. Anderson-Lasko's employment would not, however, affect her rights to any shares already purchased pursuant to the Purchase Right, including the right to vote and receive dividends or other distributions with respect to those shares, including any shares collateralizing any unpaid notes, except that any dividends or distributions made with respect to shares collaterlizing any unpaid note will be held in the escrow to be established for such shares and note until such time, if any, as the related note is paid. However, because any shares purchased by Ms. Anderson-Lasko's delivery of a note will collateralize such note until it is paid, Ms. Anderson-Lasko will be unable to realize any profit from the shares until she has paid the Company, by delivery cash or other shares she owns, Exercise Price of such shares.

            In deciding to award the Purchase Right to Ms. Anderson-Lasko, the board of directors (with Ms. Anderson-Lasko excused from the meeting) noted that (i) Ms. Anderson-Lasko's services are considered critical to the Company's future success, and providing her with the ability to own a greater percentage (than her current 1.3%) of the Company's common stock is a means of encouraging and incentivizing those continued services, (ii) Ms. Anderson-Lasko has not received any increase in base salary, or bonus compensation, over the last five years, despite valuable services to the Company and, in the opinion of the board of directors improvements in the Company's financial position and, in fact, Ms. Anderson-Lasko's base salary was decreased in fiscal 1996, (iii) in December, 1992, Ms. Anderson-Lasko pledged 30,000 shares of common stock (300,000 shares adjusted for the effects of the July, 1995 reverse stock split), having a then market value of approximately $1.8 million, to the IRS to secure Spirco's indebtedness to the IRS and, as a result of Spirco's subsequent bankruptcy and reorganization, was required to forfeit those shares to the IRS, and, (iv) Ms. Anderson-Lasko has, and continues, to personally guarantee certain of the Company's indebtedness, including its indebtedness on its Tennessee property and its indebtedness to ICON Cash Flow Partners, L.P. Series D, without being compensated for providing such guarantees.

            The Purchase Right is not subject to stockholder approval. However, Ms. Anderson-Lasko may only exercise the Purchase Right to the extent the Company has authorized but unissued or otherwise unreserved shares. As discussed above, currently the Company has virtually no authorized but unissued or otherwise unreserved shares. If the stockholders approve this proposal to increase the number of authorized common shares, shares issuable upon Ms. Anderson-Lasko's exercise, if any, of the Purchase Right, will be reserved. If the stockholders do not approve this proposal to increase the number of authorized shares, the Purchase Right will, nonetheless, be exercisable to the extent the Company in the future has authorized but unissued or otherwise unreserved shares of common stock.

         Under the Company's by-laws the board of directors may issue authorized shares of common stock without soliciting additional stockholder approval.
The existence of authorized but unissued shares of the Company's common stock could tend to discourage or render more difficult the completion of a hostile merger, tender offer or proxy contest. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in the best interests of the Company and its stockholders, the ability to issue additional shares of stock without further stockholder approval could have the effect of rendering more difficult or costly the completion of the takeover transaction, by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating or enlarging a substantial voting block in hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. As of the date hereof there exists, to the knowledge of the Company, no planned acquisition of or tender offer for the Company, nor any planned solicitation of proxies to vote shares of the Company's common stock, except for the proxy solicited by means of this Proxy Statement.

            The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required for approval of the amendment to the certificate of incorporation. The Board of Directors recommends a vote to APPROVE this amendment to the certificate of incorporation and the enclosed proxy will be voted in favor thereof unless the proxy specifically indicates otherwise.

                                     Proposal for Approval of Innovo Group Inc.
                                                        1997 Stock Option Plan

            The board of directors is proposing for stockholder approval the adoption of the 1997 Stock Option Plan. The board of directors has proposed the adoption of the 1997 Stock Option Plan, to replace the 1991 Plan, in order to provide it with a sufficient number of shares to offer meaningful incentive stock compensation, as well as to provide it with more flexibility in terms of the types of stock inventive compensation awards available and the ability to award options from a plan that complies with certain changes to Rule 16b-3 under the Exchange Act that has been promulgated since the adoption of 1991 Plan.

            During the fourth quarter of fiscal 1996 the Company instituted reductions in the salaries of all senior, and number of middle management, which averaged 12.3%. Additionally, certain positions were eliminated. The board of directors believes that the ability to offer meaningful incentive compensation will increase its ability to retain key employees without having to reinstate the salary reductions or recreate the eliminated positions. Additionally, the ability to offer meaningful incentive compensation would increase the Company's ability to attract new key employees who may be needed as the Company's business grows at cash compensation levels closer to the low end of the competitive range, and lower than the Company could otherwise offer without the ability to combine lower cash compensation with such incentives Finally, on an overall basis the board of directors wishes to increase the importance of incentive compensation.

            The existing 1991 Plan does not provide the board of directors with those abilities because of its limit of 100,000 shares. If the adoption of the 1997 Stock Option Plan is approved, awards under the 1991 Plan will be discontinued.

            The 1997 Stock Option Plan provides for the issuance of options to purchase a maximum of 5 million shares of the Company's common stock, subject to adjustment as described below.

            The 1997 Stock Option Plan will be administered by the Stock Option Committee, the composition of which will be intended to satisfy the provisions of Rule 16B-3 under the Exchange Act. During the 10-year period ending in 2007, the Committee will have authority, subject to the terms of the 1997 Stock Option Plan, to determine when and to whom to make grants under the plan, the number of shares to be covered by the grants, the types and terms of options and SARs to be granted and the exercise prices of options and SARs, to interpret and implement the 1997 Stock Option Plan, and to prescribe, amend and rescind rules and regulations relating to the 1997 Stock Option Plan. The Committee's determinations under the 1997 Stock
Option Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the 1997 Stock Option Plan (whether or not such persons are similarly situated).

          The Company's board of directors may amend, suspend or discontinue the 1997 Stock Option Plan at any time except that, unless an amendment is approved (at a meeting held within 12 months before or after the date of such amendment) by the holders of a majority of the issued and outstanding shares of common stock entitled to vote, no such amendment may (i) materially increase the maximum number of shares as to which awards may be granted under the 1997 Stock Option Plan, except for adjustments to reflect stock dividends or other recapitalization affecting the number or kind of outstanding shares,
(ii) materially increase the benefits accruing to 1997 Stock Option Plan participants, (iii) materially change the requirements as to eligibility for participation in the 1997 Stock Option Plan, (iv) provide for the grant of options or SARs having an exercise price or appreciation base (as defined in the 1997 Stock Option Plan) of less than 100% of the fair market value of common stock on the date of grant, (v) permit an option or unrelated SAR to be exercisable more than 10 years after the date of grant, or (vi) extend the term of the 1997 Stock Option Plan beyond the initial 10-year period.

            Under the terms of the 1997 Stock Option Plan, "incentive stock options" ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986 (the "Code"), "non-qualified stock options" ("NQSOs") and SARs may be granted of officers, certain directors, key employees and consultants of the Company and any of its affiliates (as defined in the 1997 Stock Option
Plan), except that ISOs may be granted only to employees of the Company and its subsidiaries. The Company estimates that approximately 50 individuals would be eligible to receive awards under the 1997 Stock Option Plan, if adopted. The 1997 Stock Option Plan contains no limitations upon the number of shares with respect to which options or SARs may be granted to an individual over the term of the 1997 Stock Option Plan.

           To the extent that the aggregate fair market value (as defined in the 1997 Stock Option Plan), determined as of the date of grant of an ISO, of common stock with respect to which ISOs granted under the 1997 Stock Option
Plan and all other option plans of the Company, its subsidiaries or the relevant affiliate of the Company exercisable for the first time by an individual during any calendar year exceeds $100,000, such options shall be treated as options which are not ISOs. The foregoing limitation does not apply to NQSOs.

            Initially, each ISO will be exercisable over a period, determined by the Committee in its discretion but not to exceed 10 years from the date of grant, as required by the Code. In addition, in the case of an ISO granted to an individual who, at the time such ISO is granted, owns shares possessing 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiary corporations (a "10% stockholder"), the exercise period for an ISO may not exceed five years from the date of grant. In the case of NQSO's the exercise period, not to exceed 10 years from the date of grant, shall in all cases be determined by the Committee. Options may be exercisable during the option period at such times, in such amounts, in accordance with such terms and conditions, and subject to such restrictions, as are set forth in the option agreement evidencing the grant of such options. The Committee may, in its discretion, with the grantee's consent, cancel any award of options or SARs and issue anew award in substitution thereof or accelerate the exercisability of any award granted under the 1997 Stock Option Plan or extend the scheduled expiration of an award.

            The exercise price of an ISO or an NQSO (the "Option Price") may not be less than the fair market value of the shares of the Common Stock on the date of grant, except that, in the case of an ISO granted to a 10% stockholder, the option price may not be less than 110% of such fair market value. The option price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalization or reclassifications or changes affecting the number or kind of outstanding shares.

          The shares purchased upon the exercise of an option are to be paid for in cash or, with the Committee's consent, in its discretion, by delivery of the optionee's promissory note, upon such terms and conditions as the Committee may prescribe, or, if so provided in the applicable option agreement, by delivery of previously acquired shares of Common Stock with a fair market value equal to the total Option Price, or in a combination of such methods.

           Options and SARs may be transferred by an optionee or grantee only by will or by the laws of descent and distribution, and may be exercise only by the optionee or grantee during his lifetime. Except as otherwise provided in the applicable plan agreement, all of an optionee's or a grantee's outstanding awards shall terminate upon his termination of employment or service for any reason.

            The committee may grant SARs either along ("unrelated SARs") or in conjunction with all or part of an option ("related SARs"). Upon the exercise of a SAR, a holder will generally be entitled, without payment to the Company, to receive cash, shares of common stock or any combination thereof, as determined by the Committee, in an amount equal to the excess of the fair market value of one share of common stock on the exercise date over the fair market value of one share of common stock on the grant date of (i) the related option (in the case of a related SAR) or (ii) the SAR (in the case of an unrelated SAR), multiplied by the number of shares in respect of which the SAR is exercised.

          The affirmative vote of a majority of the votes cast at the meeting is required to approve the adoption of the 1997 Stock Option Plan. Unless otherwise directed by a stockholder's proxy, the persons named as proxy voters in the accompanying proxy will vote for the approval of the 1997 Stock Option Plan. The Board of Directors recommends a vote FOR the approval of the 1997 Stock Option Plan.

                                 Proposal to Amend Certificate of Incorporation
                                           to Authorize Class of Preferred Stock


            On February 12, 1997, the board of directors approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, par value $.01, in one or more series on terms and conditions to be established by the board of directors from time to time. A copy of the Amended and Restated Certificate of Incorporation appears as Appendix A to this Proxy Statement.

            The principal reason for this proposal is to give the Company additional flexibility when considering the capital needs of the Company's business. Presently, because the Company does not have an authorized class of preferred stock, it is limited to issuing debt securities in situations where it desires or needs to raise additional capital, or acquire assets or businesses, but, due to market conditions or other factors, it is inadvisable or impractical to issue common stock. The board of directors believes that it is in the best interests of the Company, and its stockholders, that the Company have this flexibility. However, there are currently no plans or commitments for any transaction that would involve the issuance of any preferred stock.

            The preferred stock will constitute what is commonly referred to as "blank check" preferred stock because the amendment to the Certificate of Incorporation creating this class of preferred stock will authorize the board of directors, from time to time, to divide the preferred stock into series, to designate each series, to issue shares of any series, and to fix and determine separately for each series any one or more of the following relative rights and preferences: (i) the rate of dividends; (ii) the price at and the terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of involuntary liquidation; (iv) the amount payable upon shares in the event of voluntary liquidation; (v) sinking fund provisions for the redemption or purchase of shares; (vi) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (vii) voting rights. Dividends on shares of preferred stock, when and as declared by the board of directors out of any funds legally available therefor, may be cumulative and may have a preference over the Company's common stock as to the payment of such dividends. The provisions of a particular series, as designated by the board of directors, may include restrictions on the ability of the Company to purchase shares of the Company's common stock or restrictions or obligations relating to the redemption of a particular series of preferred stock.
Depending upon the voting rights granted to any series of preferred stock issuance thereof could result in a reduction in the power of the holders of the Company's common stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each series of the then outstanding preferred stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the Company's common stock, a liquidation preference established by the board of directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for preferred stock its issuance could result in a reduction in the assets available for distribution to the holders of the Company's common stock in the event of liquidation of the Company. Holders of preferred stock will not have preemptive rights to acquire any additional securities issued by the Company.

            Once a series has been designated and shares of that series are outstanding, the rights of holders of that series may not be modified adversely except by a vote of at least a majority of the outstanding shares constituting such series or by such other vote as may be required by the certificate designating such series.

         The board of directors may, if this proposal is approved, issued shares of its preferred stock without soliciting additional stockholder approval.
The existence of authorized but unissued shares of the Company's preferred stock could tend to discourage or render more difficult the completion of a hostile merger, tender offer or proxy contest. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in the best interests of the Company and its stockholders, the ability to issue additional shares of stock without further stockholder approval could have the effect of rendering more difficult or costly the completion of the takeover transaction, by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating or enlarging a substantial voting block in hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. As of the date hereof there exists, to the knowledge of the Company, no planned acquisition of or tender offer for the Company, nor any planned solicitation of proxies to vote shares of the Company's common stock, except for the proxy solicited by means of this Proxy Statement.

            The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required for approval of this amendment to the certificate of incorporation. The board of directors recommends a vote to APPROVE this amendment to the certificate of incorporation and the enclosed proxy will be voted in favor thereof unless the proxy specifically indicates otherwise.

                               Relationship With Independent Public Accountants

         The financial statements of the Company for the year ended November 30, 1996, have been audited by BDO Seidman, LLP, independent certified public accountants. A representative of BDO Seidman, LLP will be at the Annual
Meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. BDO Seidman, LLP has been reappointed by the board of directors as the independent public accountants of the Company and its subsidiaries for the year ending November 30, 1997.


                                                         Stockholder Proposals

          Any stockholder proposal to be considered by the Company for inclusion in the 1998 Annual Meeting of Stockholders proxy material must be received by the Company no later than December 1, 1997.


                                                            Other Business

           The board of directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy.

            Stockholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                                  Schren L. Head
                                                                  Secretary
                                                                  March 5, 1997